UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2009

Commission file number 1-5571

RADIOSHACK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	75-1047710
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 RadioShack Circle, Mail Stop CF3-203,
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 415-3011

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01	Regulation FD Disclosure.

RadioShack issued a press release on September 28, 2009 announcing the completion of its cash tender offer to purchase its outstanding 7⅜% Notes due 2011.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.

99.1          Press Release, dated September 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RadioShack Corporation
(Registrant)

Date: September 29, 2009	/s/ James F. Gooch
James F. Gooch
Executive Vice President -
Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release, dated September 28, 2009.

 Exhibit 99.1

PRESS RELEASE RSH-2009-021

RadioShack Corp. Announces Completion of Cash Tender Offer for its 7⅜% Notes Due 2011

FORT WORTH, Texas – September 28, 2009 – RadioShack Corporation (NYSE:RSH) announced today the completion of the cash tender offer to purchase (the “tender offer”) its outstanding 7⅜% Notes due 2011 (the “Notes”).

As of 8:30 a.m., New York City time, on September 28, 2009, the expiration date of the tender offer, an aggregate of $43,237,000 principal amount of the Notes had been validly tendered and not validly withdrawn pursuant to the tender offer.  All of such Notes were accepted per the terms of the Offer.

Because consents were received in respect of less than a majority of the outstanding Notes pursuant to the consent solicitation conducted concurrently with the tender offer, the proposed amendments to the indenture governing the Notes have not been approved and such indenture has not been amended.

This release is for informational purposes only and is neither an offer to purchase, a solicitation of an offer to sell, or a solicitation of consents with respect to, the Notes nor a recommendation regarding the tender offer and/or consent solicitation.

About RadioShack Corporation

RadioShack Corporation (NYSE: RSH), headquartered in Fort Worth, Texas, is one of the nation’s most experienced and trusted consumer electronics specialty retailers, offering innovative products and services from leading brands. Our knowledgeable, helpful sales associates are committed to enhancing the in-store shopping experience by listening to our customers, offering advice and partnering with them to find the best technology solutions that fit their needs. Operating from convenient and accessible neighborhood and mall locations, the company has approximately 4,450 company-operated stores; almost 1,400 dealer outlets; nearly 600 wireless phone kiosks throughout the United States; and approximately 200 company-operated stores in Mexico.

Forward-Looking Statements

This press release contains “forward-looking statements.” These forward-looking statements reflect management’s current views and projections regarding the future.  Certain important factors could cause actual events or results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, sales performance, economic conditions, unemployment rates, product demand, consumer spending, expense levels, availability and cost of capital, legal and regulatory changes, competitive activity, interest rates, the value of the U.S. dollar and other currencies, pandemics, acts of terrorism, war, changes in the company’s financial condition, availability of products, theft, transmission or unauthorized disclosure of customer, employee or company information, and other risks associated with the company’s vendors and service providers, the regulatory environment and factors affecting the retail category in general. Additional information regarding these and other factors is described in the company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

Investor Contact: Martin O. Moad
Vice President and Controller
(817)415-2383
Investor.Relations@RadioShack.com

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